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                                                                    Exhibit 99.1


Friday June 29, 1:26 am Eastern Time
Press Release
Daisytek Redeploys Capital to Higher Return Opportunities
Decision to Exit Contract Enables Immediate Strategic Acquisitions

ALLEN, Texas--(BUSINESS WIRE)--June 29, 2001--Management at Daisytek International (Nasdaq:DZTK - news), a $1.2 billion wholesale distributor of computer and office supplies and provider of marketing and demand-generation services, announced that its subsidiary, Business Supplies Distributors (BSD), has notified PFSweb, Inc. and IBM of its intent not to renew the master distribution agreements with IBM expiring later this year.

Officials said the decision's impact on net income will not be material and, in fact, will provide Daisytek several benefits that are expected to lead to earnings improvements over the next few quarters. Daisytek plans to reinvest the working capital freed by terminating these agreements into strategic business opportunities that are expected to be much more profitable and accretive to earnings for the current fiscal year.

"We are in the final stages of negotiating transactions that are expected to deliver revenues to offset those Daisytek will forgo in ending these contracts. New guidance based on this improved financial outlook will be provided within the next few weeks," said Jim Powell, president and CEO.

The BSD/IBM contracts were legacy agreements with Daisytek's former subsidiary PFSweb to provide an off-balance sheet financing mechanism to enable PFSweb to service logistics contracts with IBM. Daisytek carries significant debt on its balance sheet related to the master distribution agreements. Upon complete withdrawal from the agreements, debt will be reduced and available cash will be utilized more profitably.

"This contract has never provided Daisytek shareholders with a meaningful return on capital," said Powell. "By not renewing these agreements, Daisytek will free up considerable working capital that we intend to redeploy almost immediately into lines of business that will be accretive to earnings and essentially replace these revenues."

Transactions being negotiated are designed to support Daisytek's stated intent to pursue strategic acquisitions to support the company's goals such as expansion in office products and growth in profitable international markets.

"The non-renewal of BSD's IBM master distribution agreements does not affect Daisytek's ability to source and sell IBM products. Daisytek values its longstanding partnership with IBM and will continue to be a distributor of their products to our reseller customers," Powell said. "This represents one of the final components of our separation from PFSweb and gives us the opportunity to use our financial resources in ways that should enhance shareholder value," Powell said.

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About Daisytek

Daisytek is a leading wholesale distributor of computer and office supplies and professional tape products, in addition to providing marketing and demand generation services. Daisytek sells its products and services in the United States, Canada, Australia, Mexico and South America. Daisytek distributes more than 17,000 nationally known, name-brand computer and office supplies products and over 2,800 professional tape products from numerous manufacturers. Daisytek is headquartered in Allen, Texas. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved. This news release and more information about Daisytek are available at www.daisytek.com. This Web site is not part of this release. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved.

The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Certain factors, including but not limited to, general economic conditions, industry trends, the loss of key suppliers or customers, the loss of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, exchange rate fluctuations, and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. In addition, statements in this press release relating to the expected benefits of the contemplated transaction are subject to risks relating to the timing and successful completion of transitioning certain information technology, integration of the acquired assets into Daisytek's operations, unanticipated expenditures and changing relationships with customers, suppliers and strategic partners. There may be additional risks that we do not currently view as material or that are not presently known.

Other factors that could affect Daisytek are set forth in Daisytek's 10-K for the fiscal year ended March 31, 2001.

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Contact:

     Daisytek International
     Jim Powell, 972/881-4700

     or

     Michael A. Burns & Associates
     Craig McDaniel, 214/521-8596
     cellular, 214/616-7186
     cmcdaniel@mbapr.com